KPMG LLP Suite 1400 2323 Ross Avenue Dallas, TX 75201-2721

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statement (No. 333-273333) on Form S-8 of our report dated March 28, 2025, with respect to the consolidated financial statements of VineBrook Homes Trust, Inc..
/s/ KPMG LLP

Dallas, Texas
March 28, 2025

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with
KPMG International Limited, a private English company limited by guarantee.